                                                           Exhibit No. EX-99.h.3

                    SECURITIES LENDING AGREEMENT AND GUARANTY

     AGREEMENT,  dated as of  ______________________,  between  each  Investment
Company and Series listed on Exhibit A hereto, separately and not jointly, (each of which  is  hereinafter  referred  to as  "Lender"),  and The Bank of New York
("Bank").

                                    ARTICLE I
                                   DEFINITIONS

     Whenever used in this Agreement, unless the context otherwise requires, the following words shall have the meanings set forth below:

     1.  "Act of  Insolvency"  shall  mean (i) the  filing  by a  Borrower  of a petition in  bankruptcy or a petition  seeking  reorganization,  liquidation  or similar relief,  or the filing of any such petition  against a Borrower which is not  dismissed or stayed within 60 calendar  days,  (ii) the  adjudication  of a
Borrower as  bankrupt  or  insolvent,  (iii) the  seeking or  consenting  to the appointment  of a trustee,  receiver or  liquidator  by a Borrower,  or (iv) the making of a general  assignment  for the benefit of creditors by a Borrower or a
Borrower's admission in writing of its inability to pay its debts as they become due.

     2. "Account" shall mean the custodial account established and maintained by
Bank on behalf of Lender for the  safekeeping of Securities and monies  received by Bank from time to time.

     3.  "Approved  Investment"  shall  mean any type of  Security,  instrument, participation  or interest in property in which Cash  Collateral may be invested or reinvested, as set forth on Schedule I hereto (which may be amended from time to time by execution of a revised Schedule I).

     4.  "Authorized  Person"  shall  mean any  officer  of Lender and any other person, whether or not any such person is an officer or employee of Lender, duly authorized by corporate  resolutions of the Board of Directors of Lender to give
Oral  and/or  Written  Instructions  on behalf of  Lender,  such  persons  to be designated  in a written  Certificate  of Authorized  Persons  which  contains a specimen signature of such person.

     5.  "BNY  Affiliate"  shall  mean any  affiliate  of Bank,  as such term is defined in Regulation W issued by the Board of Governors of the Federal  Reserve
System.

     6. "Book-Entry System" shall mean the Treasury/Reserve Automated Debt Entry
System maintained at The Federal Reserve Bank of New York.

     7.  "Borrower"  shall mean any entity named on a list supplied to Lender by
Bank (as such list may be  amended  from time to time),  other  than any  entity deleted from such list pursuant to a Certificate.

     8. "Business Day" shall mean any day on which Bank is open for business and on which the Book-Entry  System and/or the applicable  Depositories are open for business.

     9. "Cash Collateral" shall mean either fed funds of New York Clearing House funds, as applicable for a particular Loan.

     10.  "Certificate"  shall mean any notice,  instruction,  schedule or other instrument in writing,  authorized or required by this  Agreement to be given to
Bank,  which is  actually  received by Bank and signed on behalf of Lender by an
Authorized  Person or a person  reasonably  believed by Bank to be an Authorized
Person.

     11. "Collateral" shall mean Government Securities, Letters of Credit and/or
Cash Collateral.

     12. "Collateral  Account" shall mean an account  established and maintained by Bank for the purpose of holding Collateral,  Approved  Investments,  Proceeds and any  Securities  Loan  Fee  paid  by  Borrowers  in  connection  with  Loans hereunder.

     13.  "Collateral  Requirement"  shall mean with  respect to Loans an amount equal to 102% of the then current  Market Value of Loaned  Securities  which are the subject of Loans as of the close of trading on the preceding Business Day.

     14.  "Depository"  shall mean the  Depository  Trust  Company and any other securities  depository or clearing agency (and their  respective  successors and nominees)  registered  with the Securities and Exchange  Commission or otherwise authorized to act as a securities depository or clearing agency.

     15.  "Distributions" shall mean interest,  dividends and other payments and distributions payable by Borrowers in respect of Loaned Securities.

     16. "Government Security" shall mean Book-entry Securities as defined in 31
C.F.R.  Part 357.2 and any other  securities  issued or fully  guaranteed by the
United States government or any agency,  instrumentality or establishment of the
United States government.

     17. "Letter of Credit" shall mean a clean,  unconditional  and  irrevocable letter of credit in favor of Bank as agent for Lender  issued by a bank named on a list  supplied  to Lender by Bank (as such  list may be  amended  from time to time), other than a bank deleted from such list pursuant to a Certificate.

     18. "Loan" shall mean a loan of Securities hereunder.

     19. "Loaned Security" shall mean any Security which is subject to a Loan.

     20.  "Market  Value" shall mean (a) with respect to Government  Securities, the  price of such  Securities  as quoted by a  recognized  pricing  information service at the time the  determination of Market Value is made, plus accrued but unpaid interest,  if any, on the particular Security,  (b) with respect to other
Securities,  the price of such  Securities  as quoted  by a  recognized  pricing information  service at the time such  determination  is made,  plus accrued but unpaid interest,  if any, to the extent not included in the price as quoted, (c)
with respect to Cash Collateral,  its amount, and (d) with respect to Letters of
Credit, the amount of such Letters of Credit.

     21. "Oral Instructions" shall mean verbal instructions actually received by
Bank from an Authorized Person or from a person  reasonably  believed by Bank to be an Authorized Person.

     22.  "Proceeds"  shall mean any interest,  dividends and other payments and
distributions   received  by  Bank  in  respect  of   Collateral   and  Approved
Investments.

     23.  "Rebate"  shall  mean the  amount  payable  by Bank to a  Borrower  in connection with Loans at any time collateralized by Cash Collateral.

     24. "Receipt" shall mean an advice or confirmation  setting forth the terms of a particular Loan.

     25. "Securities  Borrowing  Agreement" shall mean the agreement pursuant to which Bank lends securities to a Borrower on behalf of its customers  (including
Lender) from time to time.

     26.  "Securities  Loan Fee" shall mean the amount  payable by a Borrower to
Bank pursuant to the  Securities  Borrowing  Agreement in connection  with Loans collateralized by Collateral other than Cash Collateral.

     27. "Security" shall include Government Securities,  common stock and other
equity  securities,   bonds,  debentures,   corporate  debt  securities,  notes,
mortgages  or  other  obligations,  and  any  certificates,  warrants  or  other instruments representing rights to receive, purchase, or subscribe for the same, or evidencing or representing any other rights or interests therein.

     28.  "Written  Instructions"  shall mean  written  communications  actually received by Bank from an Authorized Person or from a person reasonably  believed by Bank to be an  Authorized  Person by  letter,  memorandum,  telegram,  cable, telex, facsimile, computer, video (CRT) terminal or other on-line system, or any other  method  whereby  Bank is able  to  verify  with a  reasonable  degree  of certainty  the  identity of the sender of such  communications  or the sender is required to provide a password or other identification code.

                                   ARTICLE II
                 APPOINTMENT OF BANK; SCOPE OF AGENCY AUTHORITY

     1. Appointment. Lender hereby appoints Bank as its agent to lend Securities in the Account to Borrowers  from time to time (except  Securities  which Lender has advised Bank in a Certificate  are no longer subject to the  representations set forth in Article III,  sub-paragraph  (e) hereof),  and Bank hereby  accepts appointment  as such agent and  agrees to so act.  Bank shall not make any Loans hereunder if the Market Value of the Loaned  Securities  subject to  outstanding
Loans  hereunder  exceeds 33% of the total  assets of Lender,  as specified in a
Certificate  delivered  to  Bank,  or  such  other  lower  percentage  as may be specified in a Certificate delivered to Bank, nor shall Bank make any additional
Loans  hereunder  if as a result of such  Loan the  Market  Value of all  Loaned
Securities  hereunder  would  exceed  33% of the  total  assets  of  Lender,  as specified in a Certificate  delivered to Bank, or such other lower percentage as may be specified in a Certificate delivered to Bank.

     2. Securities  Borrowing  Agreement.  Lender hereby acknowledges receipt of
Bank's standard form(s) of Securities Borrowing Agreement and authorizes Bank to lend Securities in the Account to Borrowers pursuant to agreements substantially in the form thereof.  Bank is hereby  authorized to negotiate with each Borrower the amount of Rebates payable in connection with  particular  Loans.  Bank shall deliver to Lender a Receipt relating to each Loan.

     3. Loan Opportunities. Bank shall treat Lender equitably with other lenders of like circumstances in making lending opportunities available to it hereunder, taking  into  account  the  demand  for  specific  securities,  availability  of securities,  types of  collateral,  eligibility  of  borrowers,  limitations  on investments of cash collateral and such other factors as Bank deems appropriate.
Bank shall  nevertheless have the right to decline to make any Loans pursuant to any  Securities  Borrowing  Agreement  and  to  discontinue  lending  under  any
Securities  Borrowing  Agreement in its sole  discretion  and without  notice to
Lender.

     4. Use of Book-Entry System and Depositories. Lender hereby authorizes Bank on a continuous and on-going basis, to deposit in the Book-Entry  System and the applicable  Depositories  all  Securities  eligible  for deposit  therein and to utilize  the  Book-Entry  System  and  Depositories  to the extent  possible  in connection  with its receipt and delivery of  Securities,  Collateral,  Approved
Investments and monies under this Agreement.  Where  Securities,  Collateral and
Approved  Investments  eligible  for  deposit  in  the  Book-Entry  System  or a
Depository are transferred to Lender hereunder, Bank shall identify as belonging to Lender a quantity of Securities  in a fungible  bulk of  securities  shown on
Bank's  account  on  the  books  of the  Book-Entry  System  or  the  applicable
Depository.  Securities,  Collateral and Approved  Investments  deposited in the
Book-Entry  System or a Depository will be represented in accounts which include only assets held by Bank for customers, including but not limited to accounts in which Bank acts in a fiduciary or agency capacity.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     Lender hereby  represents and warrants to Bank, which  representations  and warranties shall be deemed to be continuing and to be reaffirmed on any day that a Loan is outstanding, that:

     (a) This Agreement is, and each Loan will be,  legally and validly  entered into, does not, and will not,  violate any statute,  regulation,  rule, order or judgment binding on Lender, or any provision of Lender's charter or by-laws,  or any agreement  binding on Lender or affecting its property,  and is  enforceable against  Lender  in  accordance  with its  terms,  except as may be  limited  by bankruptcy,  insolvency or similar laws, or by equitable  principles relating to or limiting creditors' rights generally;

     (b) The person  executing this Agreement and all Authorized  Persons acting on behalf of Lender has and have been duly and properly authorized to do so;

     (c) If it is lending  Securities  as principal  for its own account it will not transfer, assign or encumber its interest in, or rights with respect to, any
Loans;

     (d) If it is  acting  as agent  for one or more  third  parties,  Lender is either authorized by virtue of standing  instructions or is a fiduciary with the authority to enter into,  execute and bind such third parties to this  Agreement and the Loans effected for such third parties, and Lender is authorized to make, and makes each of the representations and warranties set forth in sub-paragraphs
(a) through (c) above for each such third party; and

     (e) All Securities in the Account are free and clear of all liens,  claims, security  interests and encumbrances and no such Security has been sold.  Lender shall promptly deliver to Bank a Certificate  identifying any and all Securities
which  are  no  longer  subject  to  the   representations   contained  in  this
sub-paragraph (e).

                                   ARTICLE IV
                         SECURITIES LENDING TRANSACTIONS

     1. General Bank  Responsibilities.  Bank shall enter Loans  pursuant to the
Securities  Borrowing  Agreement  and  take  all  actions  deemed  necessary  or appropriate  in  order to  perform  on  Lender's  behalf  thereunder,  including receiving  Collateral  having a Market  Value  of not less  than the  Collateral
Requirement,  collecting  Distributions and applicable Securities Loan Fees, and demanding additional  Collateral from the appropriate  Borrowers when the Market
Value of Collateral  received by Bank from such  Borrowers is less than the then current  Market  Value of all of the Loaned  Securities.  Whenever  Bank demands additional  Collateral  pursuant to the foregoing,  such  additional  Collateral together with the  Collateral  then held by Bank in connection  with Loans shall have a Market Value of not less than the Collateral Requirement.

     2.  Approved  Investments.  (a) Bank is  hereby  authorized  and  directed, without  obtaining any further approval from Lender,  to invest and reinvest all or substantially all of the Cash Collateral received in any Approved Investment.
Bank shall credit all Collateral,  Approved  Investments  and Proceeds  received with respect to Collateral and Approved  Investments  to the Collateral  Account
and mark its  books  and  records  to  identify  Lender's  interest  therein  as appropriate,  it being  understood  that all monies  credited to the  Collateral
Account may for purposes of investment be commingled  with cash  collateral held for other lenders of securities  for whom Bank acts as their  respective  agent.
Bank  reserves the right,  in its sole  discretion,  to  liquidate  any Approved
Investment and credit the net proceeds to the Collateral Account.

     (b) Lender may deliver to Bank a Certificate  from time to time instructing
Bank not to make Approved Investments with particular financial  institutions or issuers.

     (c) All Approved  Investments  shall be for the account and risk of Lender.
To the  extent  any  loss  arising  out of  Approved  Investments  results  in a deficiency  in the amount of  Collateral  available  for  return to a  Borrower,
Lender agrees to pay Bank on demand cash in an amount equal to such deficiency.

     (d)  Except  as  otherwise  provided  herein,   all  Collateral,   Approved
Investments and Proceeds credited to the Collateral  Account shall be controlled by,  and  subject  only to the  instructions  of,  Bank,  and Bank  shall not be required to comply with any instructions of Lender with respect to the same.

     3. Termination of Loans. (a) Bank shall terminate any Loan:

          (i)  upon receipt by Bank of a notice of termination from a Borrower;

          (ii) upon receipt by Bank of Written Instructions to do so;

          (iii) upon receipt by Bank of a Certificate  instructing  it to delete the Borrower to whom such Loan was made from the list referred to in Article I, paragraph 6 hereof;

          (iv)upon  receipt by Bank of a  Certificate  advising  that the Loaned
               Security is no longer subject to the representations contained in
               Article III, sub-paragraph (e) hereof;

          (v)  upon receipt by Bank of notice or a Certificate  advising that an
               Event  of  Default  (as  defined  in  the  Securities   Borrowing
               Agreement)  has occurred and is continuing  beyond any applicable grace period;

          (vi) whenever Bank, in its sole  discretion,  elects to terminate such
               Loan; or

          (vii) upon termination of this Agreement.

     (b) Upon termination of any Loan (which shall be effected  according to the standard  settlement  time for trades in the  particular  Loaned  Security)  and receipt from the Borrower of the Loaned  Securities and any  Distributions  then due,  Bank shall return to the Borrower such amount of Collateral as is required by the  Securities  Borrowing  Agreement  and pay the  Borrower any Rebates then payable.

     (c) In order for Bank to timely  settle the sale of Loaned  Securities,  it shall be Lender's responsibility to ensure prompt notification to Bank regarding any such sale.

     4. Securities  Loan Fee. Bank shall receive any applicable  Securities Loan
Fee paid by  Borrowers  and credit all such amounts  received to the  Collateral
Account.

     5. Guarantee and Subrogation.  (a) If as a result of an Act of Insolvency a
Borrower  fails to return any  Loaned  Securities,  Bank shall take all  actions which it deems  necessary or appropriate to liquidate  Approved  Investments and
Collateral in connection  with Loans to such  Borrower  and,  unless  advised by
Lender to the  contrary,  shall make a reasonable  effort for two Business  Days
(the  "Replacement  Period") to apply the  proceeds  thereof to the  purchase of
Securities  identical to the Loaned Securities (or the equivalent thereof in the event of a reorganization or  recapitalization  of the issuer) not returned.  If
during  the  Replacement   Period  the  Collateral   liquidation   proceeds  are
insufficient to replace any of the Loaned  Securities not returned,  Bank shall, subject to  satisfaction  of Lender's  obligations  under paragraph 2(c) of this
Article,  pay such additional amounts as are necessary to make such replacement.
Purchases of replacement  Securities shall be made only in such markets, in such manner  and upon  such  terms as Bank  shall  consider  appropriate  in its sole discretion. Replacement Securities shall be credited to the Account upon receipt by Bank. If Bank is unsuccessful in purchasing any replacement Securities during the Replacement Period, the proceeds of the liquidation of Approved  Investments and Collateral pursuant hereto shall be credited to the Account, and Bank shall, subject to  satisfaction  of Lender's  obligations  under paragraph 2(c) of this
Article,  credit  to the  Account  cash in an amount  (if any)  equal to (X) the
Market Value of the Loaned  Securities  not returned,  minus (Y) the  Collateral liquidation proceeds, such calculation to be made on the date of such credit.

     (b) Lender agrees,  without the execution of any documents or the giving of any notice,  that Bank is and will remain  subrogated to all of Lender's  rights under the  Securities  Borrowing  Agreement or  otherwise  (to the extent of any credit pursuant to paragraph 5(a) above), including but not limited to, Lender's rights with respect to Loaned  Securities  and  Distributions,  and  Collateral,
Approved Investments and Proceeds.  Lender agrees to execute and deliver to Bank such documents as Bank may require and to otherwise fully cooperate with Bank to give effect to its rights of subrogation hereunder.

     (c) Bank shall have no obligation to take any actions pursuant to paragraph
5(a) above if it believes that such action will violate any applicable  statute, regulation,  rule,  order  or  judgment.  Furthermore,  except  as  provided  in paragraph  5(a),  Bank shall have no other  liability to Lender  relating to any
Borrower's failure to return Loaned Securities and no duty or obligation to take action to effect  payment by a Borrower  of any  amounts  owed by such  Borrower pursuant to the Securities Borrowing Agreement.

     (d) Either party may terminate the  provisions of paragraph 5(a) above with respect to any  Borrower  at any time by delivery of a notice to the other party specifying  a  termination  date not  earlier  then the date of  receipt of such notice by the other party. No such  termination  shall be effective with respect to then existing  rights of either party under this  paragraph 5 or  outstanding
Securities Loans hereunder.  Upon such  termination,  Borrower shall cease to be
Borrower.

     (e) Bank may offset any  amounts  payable  by Lender  under this  Agreement against amounts payable by Bank under paragraph 5(a) of this Article.

     6. Taxes. Lender shall be solely responsible for all tax matters arising in connection with Loans and Approved  Investments,  including without  limitation, determinations  of whether  or not any Loan or  Approved  Investment  results in liability to it for income tax, capital gains tax, value added tax,  withholding tax, stamp duties,  transfer taxes or any other taxes,  assessments,  duties and other  governmental  charges,  including  any  interest or penalty  with respect thereto ("Taxes").  Lender shall indemnify Bank for the amount of any Taxes that
Bank or any  withholding  agent is required  under  applicable  laws (whether by assessment  or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of Lender (including any payment of Tax  required by reason of an earlier  failure to  withhold).  In the event that Bank or any withholding agent is required under applicable law to pay any Tax on behalf of Lender, Bank is hereby authorized to withdraw cash from any cash account in the amount required to pay such Tax and to use such cash for the timely  payment of such Tax in the manner  required  by  applicable  law. If the aggregate amount of cash in such cash account is not sufficient to pay such Tax,
Bank  shall  promptly  notify  Lender of the  additional  amount of cash (in the
appropriate   currency)  required,   and  Lender  shall  directly  deposit  such
additional amount in the appropriate cash account promptly after receipt of such notice,  for  use by  Bank  as  specified  herein.  In no  event  shall  Bank be responsible for collecting any Taxes from Borrowers.

                                    ARTICLE V
                                 CONCERNING BANK

     1.  Standard of Care;  Reimbursement.  (a) Bank shall not be liable for any costs,  expenses,  damages,  liabilities  or claims  (including  attorneys'  and accountants' fees) incurred by Lender,  except those costs,  expenses,  damages, liabilities  or  claims  arising  out of the  negligence,  bad  faith or  wilful misconduct  of Bank and except  for any costs or  expenses  incurred  by Bank in performing its obligations pursuant to paragraph 5(a) of Article IV hereof. Bank shall have no obligation hereunder for costs, expenses, damages,  liabilities or claims  (including  attorneys' and  accountants'  fees),  which are sustained or incurred  by reason of any action or inaction  by the  Book-Entry  System or any
Depository or their respective successors or nominees. In no event shall Bank be liable for special,  indirect or consequential  damages, or lost profits or loss of  business,  arising  under or in  connection  with  this  Agreement,  even if previously  informed of the  possibility  of such damages and  regardless of the form of action.

     (b) Except for any costs or  expenses  incurred by Bank in  performing  its obligations  pursuant to paragraph  5(a) of Article IV hereof,  Lender agrees to reimburse  Bank and to hold it  harmless  from and  against  any and all  costs, expenses, damages, liabilities or claims, including reasonable fees and expenses of counsel incurred by Bank in a successful  defense of claims by Lender,  which
Bank may sustain or incur or which may be asserted  against Bank by reason of or as a result of any action taken or omitted by Bank in connection  with operating under this Agreement, other than those costs, expenses, damages,  liabilities or claims arising out of the  negligence,  bad faith or wilful  misconduct of Bank.
The foregoing  shall be a continuing  obligation of Lender,  its  successors and assigns,  notwithstanding  the  termination  of any Loans  hereunder  or of this
Agreement. Bank may charge any amounts to which it is entitled hereunder against the  Account.  Actions  taken  or  omitted  in  reliance  upon  Oral or  Written
Instructions, any Certificate, or upon any information,  order, indenture, stock certificate,  power of  attorney,  assignment,  affidavit  or  other  instrument reasonably  believed by Bank to be genuine or bearing the  signature of a person or persons reasonably believed to be authorized to sign,  countersign or execute the same,  shall be conclusively  presumed to have been taken or omitted in good faith.

     2. No  Obligation  to  Inquire.  Without  limiting  the  generality  of the foregoing,  Bank shall be under no obligation to inquire into,  and shall not be liable for, the validity of the issue of any Securities,  Collateral or Approved
Investments  held in the  Account or  Collateral  Account,  or the  legality  or propriety of any Loans hereunder.

     3.  Reliance on  Borrowers'  Statements,  Representations  and  Warranties.
Provided that it acts with  reasonable  care and in accordance with the terms of this Agreement,  Bank shall be entitled to rely upon the most recently available audited and unaudited  statements of financial condition and representations and warranties  made by  Borrowers,  and Bank  shall not be  liable  for any loss or damage suffered as a result of any such reliance.

     4. Advances,  Overdrafts and Indebtedness;  Security Interest. Bank may, in
its sole  discretion,  advance  funds to Lender in order to pay to Borrowers any
Rebates or to return to Borrowers  Cash  Collateral  to which they are entitled.
Bank may also credit the Account or Collateral Account with Securities Loan Fees payable by  Borrowers  prior to its receipt  thereof.  Any such credit  shall be conditional  upon  receipt by Bank of final  payment  and may be reversed to the extent final payment is not received.

     5. Advice of Counsel. Bank may, with respect to questions of law, apply for and obtain the advice and opinion of counsel and shall be fully  protected  with respect to anything done or omitted by it in good faith in conformity  with such advice or opinion.

     6. No Collection Obligations.  Bank shall be under no obligation or duty to take action to effect  collection  of, or be liable for, any amounts  payable in respect of Securities  or Approved  Investments  if such  Securities or Approved
Investments  are in  default,  or if  payment  is  refused  after due demand and presentation.

     7. Pricing Services.  Bank is authorized to utilize any recognized  pricing information  service in order to perform  its  valuation  responsibilities  with respect to Loaned Securities,  Collateral and Approved  Investments,  and Lender
agrees to hold Bank  harmless  from and against  any loss or damage  suffered or incurred  as a result of errors or  omissions  of any such  pricing  information service.

     8.  Agent's  Fee.  For its  performance  as  Lender's  agent in making  and administering Loans, Lender shall pay to Bank a fee, accrued daily, equal to the percentage  set  forth  in  Schedule  II  hereto,  of the  sum of all  interest,
dividends  and  other  distributions   earned  from  Approved   Investments  and
Securities Loan Fees paid or payable by the relevant  Borrowers,  net of Rebates paid by Bank to relevant Borrowers and brokerage  commissions incurred in making
Approved Investments. Bank is authorized, on a monthly basis, to charge its fees and any other  amounts  owed by Lender  hereunder  against  the  Account  and/or
Collateral Account.

     9. Reliance On  Certificates  and  Instructions.  Bank shall be entitled to rely upon any Certificate, Written or Oral Instruction actually received by Bank and reasonably  believed by Bank to be duly  authorized  and  delivered.  Lender agrees to forward to Bank Written  Instructions  confirming Oral Instructions in such manner so that such Written  Instructions are received by Bank by the close of  business  of the same day that  such  Oral  Instructions  are given to Bank.
Lender agrees that the fact that such confirming  Written  Instructions  are not received  or that  contrary  instructions  are  received by Bank shall in no way affect the validity or enforceability of the transactions  authorized by Lender.
In this regard,  the records of Bank shall be presumed to reflect accurately any
Oral Instructions  given by an Authorized Person or a person believed by Bank to be an Authorized Person.

     10.  Disclosure of Account  Information.  It is understood  and agreed that
Bank is authorized to supply any information regarding the Account or Collateral
Account  which is  required  by any  statute,  regulation,  rule or order now or hereafter in effect; provided,  however, that nothing in this Agreement shall be deemed to  authorize  Bank to waive any  attorney-client  work  product or other privilege of Lender or its investment adviser

     11.  Statements.  Bank will at least monthly furnish Lender with statements relating to Loans hereunder.

     12. Force Majeure.  Bank shall not be responsible or liable for any failure or delay in the performance of its obligations  under this Agreement arising out of or caused,  directly or  indirectly,  by  circumstances  beyond its  control, including without limitation:  acts of God;  earthquakes;  fires;  floods; wars;
civil or military disturbances;  sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, transportation, computer (hardware or software) or communications  service;  accidents;  labor disputes;  acts of civil or military authority;  governmental  actions;  or  inability  to  obtain  labor,  material, equipment or transportation.  Bank hereby represents that it has established and maintains commercially reasonable business recovery procedures.

     13. No  Implied  Duties.  Bank  shall  have no  duties or  responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement,  and no covenant or obligation  shall be implied against Bank in connection with this Agreement.

                                   ARTICLE VI
                                   TERMINATION

     This  Agreement may be terminated at any time by either party upon delivery to the other party of a written notice  specifying the date of such termination, which  shall be not less than 45 days after the date of receipt of such  notice.
Notwithstanding any such notice, this Agreement shall continue in full force and effect with respect to all Loans outstanding on the date of termination.

                                   ARTICLE VII
                                  MISCELLANEOUS

     1.  Exclusivity.  Lender  agrees  that it shall  not  enter  into any other agreement  with any third party  whereby  such third party is  permitted to make loans on behalf of Lender of Securities held by Bank from time to time.

     2. Certificates.  Lender agrees to furnish to Bank a new Certificate in the event that any present Authorized Person ceases to be an Authorized Person or in the event that any other Authorized Persons are appointed and authorized.  Until such new  Certificate is received,  Bank shall be fully protected in acting upon
Oral Instructions or signatures of the present Authorized Persons.

     3. Notices.  (a) Any notice or other  instrument in writing,  authorized or required by this Agreement to be given to Bank,  shall be sufficiently  given if addressed  to Bank and  received by it at its offices at 32 Old Slip,  New York,
New York 10286,  Attention:  Securities Lending Division, or at such other place as Bank may from time to time designate in writing.

     (b) Any notice or other  instrument  in writing,  authorized or required by this Agreement to be given to Lender shall be sufficiently given if addressed to
Lender and  received  by it at its office at One  Commerce  Square,  Suite 2020,
Philadelphia,  PA 19103,  or at such other place as Lender may from time to time designate in writing.

     4.  Cumulative  Rights and No Waiver.  Each and every right granted to Bank hereunder  or under any other  document  delivered  hereunder  or in  connection herewith,  or  allowed  it by law or  equity,  shall  be  cumulative  and may be exercised from time to time. No failure on the part of Bank to exercise,  and no delay in exercising,  any right will operate as a waiver  thereof,  nor will any single or partial  exercise  by Bank of any right  preclude  any other or future exercise thereof or the exercise of any other right.

     5.  Severability.  In  case  any  provision  in or  obligation  under  this
Agreement shall be invalid,  illegal or unenforceable in any  jurisdiction,  the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired  thereby,  and if any  provision is inapplicable  to any  person  or  circumstances,  it shall  nevertheless  remain applicable to all other persons and circumstances.

     6. Entire  Agreement;  Amendments.  This  Agreement  represents  the entire understanding  of the parties hereto with regard to the subject matter contained herein  and may not be  amended or  modified  in any manner  except by a written agreement executed by both parties.

     7.  Successors  and Assigns.  This  Agreement  shall extend to and shall be binding upon the parties hereto,  and their  respective  successors and assigns;
provided,  however,  that this Agreement shall not be assignable by either party without the written consent of the other.

     8. Governing Law; Consent to Jurisdiction;  Waiver of Immunity;  Jury Trial
Waiver.  This  Agreement  shall be construed in accordance  with the laws of the
State of New York, without regard to conflict of laws principles.  Lender hereby consents to the jurisdiction of a state or federal court situated in the Borough of Manhattan,  New York City,  New York in connection  with any dispute  arising hereunder. To the extent that in any jurisdiction Lender may now or hereafter be entitled to claim,  for itself or its  assets,  immunity  from suit,  execution, attachment (before or after judgment) or other legal process, Lender irrevocably agrees not to claim, and it hereby waives,  such immunity.  Lender and Bank each hereby  irrevocably  waives  any and all  rights  to trial by jury in any  legal proceeding arising out of or relating to this Agreement.

     9. No Third Party Beneficiaries.  In performing  hereunder,  Bank is acting solely on behalf of Lender and no contractual or service  relationship  shall be deemed to be established hereby between Bank and any other person.

     10.  Counterparts.  This  Agreement  may  be  executed  in  any  number  of counterparts,  each of  which  shall  be  deemed  to be an  original,  but  such counterparts shall, together, constitute only one instrument.

     11. Notice to Lender.  Lender hereby  acknowledges  that Bank is subject to federal laws, including the customer  identification  program (CIP) requirements under the USA PATRIOT Act and its  implementing  regulations,  pursuant to which
Bank must  obtain,  verify and record  information  that allows Bank to identify
Lender. Accordingly,  prior to opening an Account hereunder Bank will ask Lender to provide  certain  information  including,  but not limited to, Lender's name, physical address, tax identification number and other information that will help
Bank to identify and verify Lender's identity such as organizational  documents, certificate  of good  standing,  license  to do  business,  or  other  pertinent identifying  information.  Lender  agrees  that  Bank  cannot  open  an  Account hereunder unless and until the Bank verifies the Lender's identity in accordance with its CIP.

     12. SIPA NOTICE. THE PROVISIONS OF THE SECURITIES  INVESTOR  PROTECTION ACT
OF 1970 MAY NOT PROTECT LENDER WITH RESPECT TO LOANS  HEREUNDER AND,  THEREFORE,
THE  COLLATERAL  DELIVERED TO BANK AS AGENT FOR LENDER MAY  CONSTITUTE  THE ONLY
SOURCE OF  SATISFACTION  OF A BORROWER'S  OBLIGATION  IN THE EVENT SUCH BORROWER
FAILS TO RETURN THE LOANED SECURITIES.

     13. Construction. This Agreement shall be deemed to be a separate agreement between Bank and each  investment  company or Series listed on Exhibit A hereto, and each such  investment  company  or Series  shall be a  separate  Lender  for purposes of this Agreement. In no event shall an investment company or Series be responsible  or liable for any  obligations of any other  investment  company or
Series.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed by their respective corporate officers,  thereunto duly authorized,  as of the day and year first above written.

                                           REVENUESHARES ETF TRUST

                                           On  behalf  of  Series   listed  on
                                           Exhibit A hereto

                                           By: ___________________________

                                           Name:  Vincent T. Lowry

                                           Title:  President

                                           THE BANK OF NEW YORK

                                           By:____________________________

                                           Name:

                                           Title:

                                   SCHEDULE I

                              APPROVED INVESTMENTS

Bank is  hereby  authorized  to  invest  and  reinvest  Cash  Collateral  in the following  investments.  Ratings  descriptions  specified  in  any  category  of investments  listed  below  shall  mean  the  rating  that  is  assigned  to the investment at the time that it is acquired.

Investment

Securities  issued or fully  guaranteed by the United States  government and any agency,  instrumentality  or  establishment  of  the  United  States  government
("Government Securities").

High-grade  commercial paper, notes, bonds and other debt obligations  including promissory notes,  master notes,  funding  agreements and guaranteed  investment contracts  whether  or not  registered  under  the  Securities  Act of 1933,  as amended.  Such obligations may have fixed,  floating,  or variable rate interest payment  provisions.  Obligations  maturing  within  one year shall be issued by issuers  rated  at  least  A-1 (by  Standard  &  Poor's)  or P-1  (by  Moody's).
Obligations maturing beyond one year shall be issued by issuers rated at least A
(by Standard & Poor's) or A2 (by Moody's).

Non-mortgage  Asset-Backed  Securities  which carry the highest credit rating by
Standard & Poor's or Moody's.

Certificates of deposit, time deposits and other bank obligations of U.S. banks, their branches and  subsidiaries,  and the branches and  subsidiaries of foreign banks.  Obligations  maturing within one year shall be issued by banks (or their subsidiaries)  rated at least A-1 (by  Standard & Poor's)  or P-1 (by  Moody's).
Obligations  maturing  after  one  year  shall be  issued  by  banks  (or  their subsidiaries) rated A (by Standard & Poor's) or A-2 (by Moody's).

Repurchase agreements,  collateralized by U.S. Government Securities and entered into with counterparties approved by The Bank of New York (including The Bank of
New York and its affiliates)

Securities,  units,  shares  and other  participations  in money  market  funds, unregistered  short-term  investment  funds,  pools or trusts  (including  those managed by The Bank of New York)  (collectively,  "funds"),  provided such funds meet the same investment restrictions as in this Schedule I.

Maturities

Government Securities have no maturity limit.

Fixed rate instruments shall have a maturity no greater than 13 months.

Floating rate instruments shall have maturities as follows:

"A" & "AA" rated  instruments  no greater  than three  years with resets no less frequent than 3 months,  "AAA" rated instruments no greater than five years with resets no less frequent than 3 months.

Dated:____________________     Revenue Shares ETF Trust, on behalf of the Series
listed on                      Exhibit A to the Securities Lending and Guarantee
Agreement

                               By: ___________________________

                               Name:  Vincent T. Lowry

                               Title:  President

                                   SCHEDULE II

                                    AGENT FEE

Domestic Securities Lending      Lender:  80%           Bank:   20%

Notes:

Dated:____________________    Revenue Shares ETF Trust, on behalf of the Series
listed on                     Exhibit A to the Securities Lending and Guarantee
Agreement

                              By: ___________________________

                              Name:  Vincent T. Lowry

                              Title:  President

                              THE BANK OF NEW YORK

                              By: _________________________

                              Name:

                              Title: